SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AAA Public Adjusting Group, Inc.
(Exact name of registrant as specified in its charter)

State of Florida
(Jurisdiction of incorporation or organization)

26-0325410
(IRS Employer
Identification No.)

1926 Hollywood Blvd, suite 100, Hollywood Fl 33020
 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered                           Name of each exchange on which each class is to be registered

AAA Public Adjusting Common Stock

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-139016

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the AAA Public Adjusting Group, Inc. common shares  to be registered hereunder is contained in the section entitled “Description of the Shares” in the Registrant’s 424(b)(5) Prospectus (Securities Act file number 333-153679) filed with the Securities and Exchange Commission on May 20, 2009, which is incorporated herein by reference.

Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 7, 2011	AAA Public Adjusting Group, Inc.
(Registrant)

By: /s/ Christopher Lombardi
Name: Christopher Lombardi
Title: Chief Executive Officer